Exhibit  99.4


CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Pizza Inn, Inc. ("the Company") on Form 10-K for the year ended June 29, 2003 as filed with Securities and Exchange Commission on the date hereof ("the Report"), I, Shawn M. Preator, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.     I  have  reviewed  this  annual  report  on  Form  10-K  of  the Company;

3. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

4. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

A signed original of this written statement required by Section 906 has been provided to Pizza Inn, Inc. and will be retained by Pizza Inn, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

  September 25, 2003                              ______________________________
                                                            /s/ Shawn M. Preator
                                                                Shawn M. Preator
                                                         Chief Financial Officer